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Euronet Worldwide, Inc.

Stephanie Taylor

+1-913-327-4200

Euronet Worldwide Reports Third Quarter 2025 Financial Results

•         Euronet signs strategic agreement with Fireblocks to support stablecoin technology to complement Euronet’s global payment infrastructure

•         Euronet signs a Dandelion agreement with Citigroup to advance Citigroup’s cross-border instant payment offering

•         Euronet expands financial flexibility with completion of $1 billion convertible debt offering

LEAWOOD, KANSAS, USA October 22, 2025 - Euronet (“Euronet” or the “Company”) (NASDAQ: EEFT), a global leader in payments processing and cross-border transactions, announced today third quarter 2025 financial results.

Euronet reports the following consolidated results for the third quarter 2025 compared with the same period of 2024:

•	Revenues of $1,145.7 million, a 4% increase from $1,099.3 million (1% increase on a constant currency[1] basis).

•	Operating income of $195.0 million, a 7% increase from $182.2 million (2% increase on a constant currency basis).

•	Adjusted EBITDA[2] of $244.6 million, an 8% increase from $225.7 million (4% increase on a constant currency basis).

•	Net income attributable to Euronet of $122.0 million, or $2.75 diluted earnings per share, compared with $151.5 million, or $3.21 diluted earnings per share.

•	Adjusted earnings per share[3] of $3.62, a 19% increase from $3.03.

See the reconciliation of non-GAAP items in the attached financial schedules.

“Euronet’s commitment to innovation and global expansion continues to drive our success with recent Ren deployments, Dandelion sales momentum and the pending acquisition of CoreCard – all accelerating our digital transformation.  Through Dandelion, we’re enhancing Euronet’s global money network with stablecoin innovation — which will enable businesses and consumers to move value seamlessly between digital assets and local fiat currencies. Our on- and off-ramp capabilities will make stablecoins practical, connecting blockchain digital assets to real-world payments liquidity in over 200 countries.” said Michael J. Brown Euronet’s Chairman and Chief Executive Officer. “While we anticipated more robust revenues in the quarter, we’ve seen stronger economic and immigration pressure across the globe. Nonetheless, with 19% third quarter adjusted earnings per share growth, together with expectations for a similarly strong fourth quarter earnings finish, we are well positioned to deliver earnings in line with our previously provided adjusted earnings per share growth range of 12% to16% year-over-year.”

Segment and Other Results

The EFT Processing Segment reports the following results for Q3 2025 compared with the same period or date in 2024:

•	Revenues of $409.4 million, a 10% increase from $373.0 million (5% increase on a constant currency basis).
•	Operating income of $128.1million, a 9% increase from $117.3 million (4% increase on a constant currency basis).
•	Adjusted EBITDA of $154.7 million, a 9% increase from $142.1 million (4% increase on a constant currency basis).
•	Total of 57,534 installed ATMs as of September 30, 2025, a 4% increase from 55,292. We operated 56,431 active ATMs as of September 30, 2025, a 4% increase from 54,020 as of September 30, 2024.

The EFT segment continued its strategic expansion with banking services, merchant acquisitions, and product launches across key markets including the U.S., Europe, and Asia. The EFT segment revenue, operating income and adjusted EBITDA grew from expansion of banking services and merchant acquiring despite certain economic pressures. The segment strengthened its Ren platform sales and digital services through agreements with leading banks in India, Indonesia, Pakistan, and the Philippines—positioning for continued long-term growth.

The epay Segment reports the following results for the Q3 2025 compared with the same period or date in 2024:

•	Revenues of $286.5 million, a 1% decrease from $290.3 million (5% decrease on a constant currency basis).

•	Operating income of $31.0 million, a 7% increase from $29.1 million (4% increase on a constant currency basis).

•	Adjusted EBITDA of $32.5 million, a 5% increase from $31.0 million (2% increase on a constant currency basis).

•	Transactions of 1,148 million, a 2% increase from 1,126 million.

•	POS terminals of approximately 712,000 as of September 30, 2025, a 2% increase from 701,000*.

•	Retailer locations of approximately 346,000 as of September 30, 2025, a 2% increase from 339,000*.

* Amounts were restated from previously reported amounts to be comparable to the current presentation epay Constant currency operating income and adjusted EBITDA growth was attributable to continued payments growth and expansion of branded content distribution, predominantly from the gaming category. The revenue decline on a constant currency basis was primarily due to the discontinuation of a mobile activation product in the United States, which had a minimal impact on earnings.

The Money Transfer Segment reports the following results for the Q3 2025 compared with the same period or date in 2024:

•	Revenues of $452.4 million, a 3% increase from $438.2 million (1% increase on a constant currency basis).

•	Operating income of $59.3 million, a 2% increase from $58.1 million (2% decrease on a constant currency basis).

•	Adjusted EBITDA of $65.9 million, a 3% increase from $64.1 million (1% decrease on a constant currency basis).

•	Total transactions of 46.0 million, a 2% increase from 45.1 million.
•	Total digital transactions of 6.05 million, a 32% increase from 4.58 million.

•	Network locations of approximately 638,000 as of September 30, 2025, a 7% increase from approximately 595,000.

The Money Transfer segment revenue growth reflects its digital transformation through strategic partnerships with leading wallets, banks and fintechs across Asia-Pacific, Latin America, and Africa, despite certain economic pressures and immigration policy changes. Moreover, operating income and adjusted EBITDA reflect year-over-year investments in its digital and Dandelion products. Money transfer maintained strong momentum through its customer-centric omnichannel approach and global reach.

Corporate and Other reports $23.4 million of expense for the third quarter 2025 compared with $22.3 million for the third quarter 2024. The increase in corporate expenses is largely from the increase in long-term share-based compensation.

Balance Sheet and Financial Position

Unrestricted cash and cash equivalents on hand was $1,172.5 million as of September 30, 2025, compared to $1,329.3 million as of June 30, 2025. Total indebtedness was $2,305.3 million as of September 30, 2025, compared to $2,438.1 million as of June 30, 2025. Availability under the Company's revolving credit facilities was approximately $1.8 billion as of September 30, 2025.

During the third quarter of 2025, Euronet successfully completed a $1.0 billion senior convertible notes offering bearing interest at 0.625%, with the notes maturing on October 1, 2030. The proceeds from the offering were used to repay outstanding borrowings under the Company’s revolving credit facility.

The decrease in net cash is largely the result of share repurchases of 1.3 million shares offset by cash generated from operations, cash returned from ATMs following the summer season and working capital fluctuations during the third quarter.

Outlook

Taking into consideration recent trends in the business and the global economy, the Company anticipates its 2025 adjusted EPS will grow 12% to 16% year-over-year, consistent with its 10- and 20-year compounded annualized growth rates. This outlook does not include any changes that may develop in foreign exchange rates, interest rates or other unforeseen factors.

Non-GAAP Measures

In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as constant currency financial measures, adjusted EBITDA, and adjusted earnings per share. These measures should be used in addition to, and not a substitute for, revenues, operating income, net income and earnings per share computed in accordance with U.S. GAAP. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. These non-GAAP measures are also an integral part of the Company's internal reporting and performance assessment for executives and senior management. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

The Company does not provide a reconciliation of its forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for GAAP and the related GAAP and non-GAAP reconciliation, including adjustments that would be necessary for foreign currency exchange rate fluctuations and other charges reflected in the Company's reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

(1) Constant currency financial measures are computed as if foreign currency exchange rates did not change from the prior period. This information is provided to illustrate the impact of changes in foreign currency exchange rates on the Company's results when compared to the prior period.

(2) Adjusted EBITDA is defined as net income excluding, to the extent incurred in the period, interest expense, income tax expense, depreciation, amortization, share-based compensation and other non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA represents a performance measure and is not intended to represent a liquidity measure.

(3) Adjusted earnings per share is defined as diluted U.S. GAAP earnings per share excluding, to the extent incurred in the period, the tax-effected impacts of: a) foreign currency exchange gains or losses, b) share-based compensation, c) acquired intangible asset amortization, d) non-cash income tax expense, e) non-cash investment gain, f) non-cash impairment, g) other non-operating or non-recurring items and h) dilutive shares related to the Company's convertible notes. Adjusted earnings per share represents a performance measure and is not intended to represent a liquidity measure.

Conference Call and Slide Presentation

Euronet Worldwide will host an analyst conference call on October 23, 2025, at 9:00 a.m. Eastern Time to discuss these results. The call may also include discussion of Company developments on the Company's operations, forward-looking information, and other material information about business and financial matters.  To listen to the call via telephone please register at Euronet Worldwide Third Quarter 2025 Earnings Call. The conference call and accompanying slide show presentation will be accessible via webcast by following the link posted on http://ir.euronetworldwide.com.  Participants should register at least five minutes prior to the scheduled start time of the event.  A slideshow will be included in the webcast.

A webcast replay will be available beginning approximately one hour after the event at http://ir.euronet worldwide.com and will remain available for one year.

About Euronet Worldwide, Inc.

A global leader in payments processing and cross-border transactions, Euronet moves money in all the ways consumers and businesses depend upon. This includes money transfers, credit/debit processing, ATMs, point-of-sale services, branded payments, currency exchange and more. With products and services in more than 200 countries and territories provided through its own brand and branded business segments, Euronet and its financial technologies and networks make participation in the global economy easier, faster and more secure for everyone. Visit the company's website at www.euronetworldwide.com.

Starting in Central Europe in 1994, Euronet now supports an extensive global real-time digital and cash payments network that includes 57,534 installed ATMs, approximately 592,000 EFT point-of-sale terminals and a growing portfolio of outsourced debit and credit card services which are under management in 69 countries; card software solutions; a prepaid processing network of approximately 712,000 point-of-sale terminals at approximately 346,000 retailer locations in 65 countries; and a global money transfer network of approximately 638,000 locations serving 199 countries and territories with digital connections to 4.1 billion bank accounts, 3.4 billion digital wallet accounts and 4.0 billion Visa debit cards through Visa Direct payments. Euronet serves clients from its corporate headquarters in Leawood, Kansas, USA, and 67 worldwide offices. For more information, please visit the company's website at www.euronetworldwide.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such statements regarding the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement’), dated as of July 30, 2025, by and among CoreCard, Euronet and Genesis Merger Sub Inc. (the “Transaction”), including the expected timing of the closing of the Transaction; future financial and operating results; benefits and synergies of the Transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Euronet contemplated by the Merger Agreement; the ability of the parties to complete the proposed Transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Euronet and CoreCard, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that CoreCard’s shareholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Euronet’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of CoreCard or Euronet to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of potential litigation relating to the Transaction that could be instituted against CoreCard or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and Euronet’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including: conditions in world financial markets and general economic conditions; inflation; the war in Ukraine and the related economic sanctions; and military conflicts in the Middle East.

These risks, as well as other risks related to the proposed Transaction, are described in the Registration Statement that was with the SEC in connection with the proposed Transaction. While the list of factors presented here and the list of factors presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. Euronet regularly posts important information to the investor relations section of its website. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Important Information for Investors and Stockholders

In connection with the proposed transaction, Euronet has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of CoreCard that also constitutes a prospectus of Euronet, and any other documents in connection with the transaction. The Registration Statement has been declared effective by the SEC and the definitive proxy statement/prospectus has been mailed to the holders of common stock of CoreCard. INVESTORS AND SHAREHOLDERS OF CORECARD AND EURONET ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EURONET, CORECARD, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Euronet or CoreCard with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. Alternatively, investors and stockholders may obtain free copies of documents that are filed or will be filed with the SEC by Euronet, including the registration statement and the proxy statement/prospectus, on Euronet’s website at https://ir.euronetworldwide.com/for-investors, and may obtain free copies of documents that are filed or will be filed with the SEC by CoreCard, including the proxy statement/prospectus, on CoreCard’s website at https://investors.CoreCard.com/. The information included on, or accessible through, Euronet’s or CoreCard’s website is not incorporated by reference into this press release.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Euronet and CoreCard and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from CoreCard’s shareholders in connection with the proposed Transaction. A description of participants’ direct or indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus relating to the proposed Transaction filed with the SEC. Information regarding Euronet’s directors and executive officers is contained in the definitive proxy statement, dated April 4, 2025, for its 2025 annual meeting of stockholders, and in Euronet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Information regarding CoreCard’s directors and executive officers is contained in CoreCard’s definitive proxy statement, dated April 14, 2025, for its 2025 annual meeting of shareholders, and CoreCard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Additional information regarding ownership of Euronet’s securities by its directors and executive officers, and of ownership of CoreCard’s securities by its directors and executive officers, is included in each such person’s SEC filings on Forms 3 and 4. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Important Information for Investors and Stockholders.”

EURONET WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(in millions)
	As of
	September 30,	As of
	2025	December 31,
	(unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,172.5	$1,278.8
ATM cash	848.4	643.8
Restricted cash	44.2	9.2
Settlement assets	1,555.9	1,522.7
Trade accounts receivable, net	297.2	284.9
Prepaid expenses and other current assets	323.2	297.1
Total current assets	4,241.4	4,036.5

Property and equipment, net	366.8	329.7
Right of use lease asset, net	150.7	132.1
Goodwill and acquired intangible assets, net	1,149.0	1,048.1
Other assets, net	367.5	288.1
Total assets	$6,275.4	$5,834.5

LIABILITIES AND EQUITY
Current liabilities:
Settlement obligations	$1,555.9	$1,522.7
Accounts payable and other current liabilities	829.9	841.0
Current portion of operating lease obligations	54.2	48.3
Short-term debt obligations	1,233.2	814.0
Total current liabilities	3,673.2	3,226.0

Debt obligations, net of current portion	1,071.3	1,134.4
Operating lease obligations, net of current portion	100.3	87.4
Capital lease obligations, net of current portion	0.8	1.4
Deferred income taxes	59.9	71.8
Other long-term liabilities	91.3	84.3
Total liabilities	4,996.8	4,605.3
Total equity	1,278.6	1,229.2
Total liabilities and equity	$6,275.4	$5,834.5

EURONET WORLDWIDE, INC.
Consolidated Statements of Operations
(unaudited - in millions, except share and per share data)
	Three Months Ended
	September 30,
	2025	2024
Revenues	$1,145.7	$1,099.3

Operating expenses:
Direct operating costs, exclusive of depreciation	643.9	634.0
Salaries and benefits	187.4	169.6
Selling, general and administrative	84.6	80.6
Depreciation and amortization	34.8	32.9
Total operating expenses	950.7	917.1
Operating income	195.0	182.2

Other income (expense):
Interest income	6.2	6.5
Interest expense	(22.5)	(24.2)
Foreign currency exchange gain, net	0.1	27.4
Other income	1.4	16.5
Total other expense, net	(14.8)	26.2
Income before income taxes	180.2	208.4

Income tax expense	(55.1)	(56.8)

Net income	125.1	151.6
Net loss attributable to noncontrolling interests	(3.1)	(0.1)
Net income attributable to Euronet Worldwide, Inc.	$122.0	$151.5
Add: Interest expense from assumed conversion of convertible notes, net of tax	1.0	1.1
Net income for diluted earnings per share calculation	$123.0	$152.6
Earnings per share attributable to Euronet
Worldwide, Inc. stockholders - diluted	$2.75	$3.21

Diluted weighted average shares outstanding	44,809,457	47,554,606

EURONET WORLDWIDE, INC.
Reconciliation of Net Income to Operating Income (Expense) and Adjusted EBITDA
(unaudited - in millions)

.

	Three months ended September 30, 2025
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated
Net income					$125.1

Add: Income tax expense					55.1
Add: Total other expense, net					14.8

Operating income (expense)	$128.1	$31.0	$59.3	$(23.4)	$195.0
Add: Depreciation and amortization	26.6	1.5	6.6	0.1	34.8
Add: Share-based compensation	—	—	—	14.8	14.8
Earnings before interest, taxes, depreciation, amortization, share-based compensation (Adjusted EBITDA)	$154.7	$32.5	$65.9	$(8.5)	$244.6

.

	Three months ended September 30, 2024
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated
Net income					$151.6

Add: Income tax expense					56.8
Add: Total other income, net					(26.2)

Operating income (expense)	$117.3	$29.1	$58.1	$(22.3)	$182.2
Add: Depreciation and amortization	24.8	1.9	6.0	0.2	32.9
Add: Share-based compensation	—	—	—	10.6	10.6
Earnings before interest, taxes, depreciation, amortization, share-based compensation (Adjusted EBITDA) (1)	$142.1	$31.0	$64.1	$(11.5)	$225.7

.

(1)  Adjusted EBITDA is a non-GAAP measure that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Earnings per Share
(unaudited - in millions, except share and per share data)
	Three Months Ended
	September 30,
	2025	2024
Net income attributable to Euronet Worldwide, Inc.	$122.0	$151.5

Foreign currency exchange gain	(0.1)	(27.4)
Intangible asset amortization (1)	4.9	5.1
Share-based compensation (2)	14.8	10.6
Income tax effect of above adjustments (3)	(2.8)	4.9
Non-cash investment gain	—	(16.9)
Non-cash impairment (4)	1.8	—
Non-cash GAAP tax expense (5)	7.7	8.8

Adjusted earnings (6)	$148.3	$136.6

Adjusted earnings per share - diluted (6)	$3.62	$3.03

Diluted weighted average shares outstanding (GAAP)	44,809,457	47,554,606
Effect of adjusted EPS dilution of convertible notes	(4,112,023)	(2,781,818)
Effect of unrecognized share-based compensation on diluted shares outstanding	310,448	320,885
Adjusted diluted weighted average shares outstanding	41,007,882	45,093,673

(1) Intangible asset amortization of $4.9 million and $5.1 million are included in depreciation and amortization expense of $34.8 million and $32.9 million for both the three months ended September 30, 2025 and September 30, 2024, in the consolidated statements of operations.

(2) Share-based compensation of $14.8 million and $10.6 million are included in salaries and benefits expense of $187.4 million and $169.6 million for the three months ended September 30, 2025 and September 30, 2024, respectively, in the consolidated statements of operations.

(3) Adjustment is the aggregate U.S. GAAP income tax effect on the preceding adjustments determined by applying the applicable statutory U.S. federal, state and/or foreign income tax rates.

(4) Non-cash impairment of $1.8 million is included in other expenses and net loss attributable to noncontrolling interest in the consolidated statement of operations.

(5) Adjustment is the non-cash GAAP tax impact recognized on certain items such as the utilization of certain material net deferred tax assets and amortization of indefinite-lived intangible assets.

(6) Adjusted earnings and adjusted earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.